Exhibit 23.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 10, 2006, accompanying the financial statements of Target Systemelectronics, Gmbh contained in the Registration Statement on Amendment No. 4 to Form S-1 and Prospectus of ICx Technologies, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON GMBH WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

Dusseldorf, Germany

November 1, 2007